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                                                                 EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Cragar Industries, Inc.:

We consent to the incorporation by reference in the registration statement of Cragar Industries, Inc. on Form S-3/A (File No. 333-58187) filed as of August 20, 1998, of our report dated March 18, 1999, of Cragar Industries, Inc. relating to the statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 1998, which report appears in the December 31, 1999, annual report on Form 10-KSB of Cragar Industries, Inc.

                                            /s/ KPMG, LLP


Phoenix, Arizona
March 30, 2000